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Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of
Tortoise Pipeline and Energy Fund, Inc.

In planning and performing our audit of the financial
statements of Tortoise Pipeline and Energy Fund, Inc.
(the Fund) as of and for the year ended November 30,
2016, in accordance with the standards of the Public
Company Accounting Oversight Board (United States),
we considered  the Fund's internal control over
financial reporting, including controls over
safeguarding securities, as a basis for designing
our auditing procedures for the purpose of expressing
our opinion on the financial statements and to comply
with the requirements of Form N-SAR, but not for the
purpose of expressing an opinion on the effectiveness
of the Fund's internal control over financial reporting.
Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing
and maintaining effective internal control over financial
reporting. In fulfilling this responsibility, estimates
and judgments by management are required to assess the
expected benefits and related costs of controls. A fund's
internal control over financial reporting is a process
designed to provide reasonable assurance regarding the
reliability of financial reporting and the preparation of
financial statements for external purposes in accordance
with generally accepted accounting principles. A fund's
internal control over financial reporting includes those
policies and procedures that (1) pertain to the maintenance
of records that, in reasonable detail, accurately and fairly reflect the transactions  and dispositions of the assets of
the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting
principles, and that receipts and expenditures of the fund
are being made only in accordance with authorizations of
management and directors of the fund; and (3) provide
reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's
assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over
financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the fund's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States). However, we noted no deficiencies in  the Fund's internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of November 30, 2016.

This report is intended solely for the information and use of management and the Board of Directors of Tortoise Pipeline and Energy
Fund, Inc. and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these
specified parties.

/s/ Ernst & Young LLP

January 19, 2017